EXHIBIT 21

                         Subsidiaries of the Registrant
                         ------------------------------

NAME                     JURISDICTION OF INCORPORATION    PERCENTAGE OWNERSHIP
----                     -----------------------------    --------------------

3323455 Canada Inc.      Canada                           88% (held by Total
                                                          First Aid, Inc.)*

2906694 Canada Inc.      Canada                           100% (held by 3323455
                                                          Canada Inc.)

3054276 Canada Inc.      Canada                           100% (held by 3323455
                                                          Canada Inc.)

Kischi Konsulting, Inc.  Canada                           100% (50% held by
                                                          2906694 Canada Inc.
                                                          and 50% held by
                                                          3054276 Canada Inc.)

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* Upon receipt of approval of the Quebec Securities Commission, 3323455 Canada
  Inc. will become 100% owned by Total First Aid, Inc.